FIRST MODIFICATION TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Modification to the Amended and Restated Loan and Security Agreement (this "Modification") is entered into July 15, 2005 by and between Hansen Beverage Company, a Delaware corporation, ("Borrower") and COMERICA BANK ("Bank"), whose Western Division Headquarters is located at 333 West Santa Clara Street, San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into an Amended and Restated Loan and Security Agreement dated December 1, 2004. The Amended and Restated Credit Agreement, as so modified, and as such may be otherwise modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.         Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.	Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A.	Section 3.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“3.1        This Agreement shall remain in full force and effect until June 1, 2007, unless earlier terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.”

3.	Legal Effect.

a.          Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b.          Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Agreement, and that no Event of Default has occurred and is continuing.

c.          The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms hereof.

4.	Miscellaneous Provisions.

a.          This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All Modifications hereto must be in writing and signed by the parties.

b.          This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as the date first set forth above.

HANSEN BEVERAGE COMPANY,

a Delaware corporation

By: /s/ Rodney C. Sacks

Name: Rodney C. Sacks

Title: Chairman of the Board

COMERICA BANK

By: /s/ Thomas M. Hicks
Thomas M. Hicks

Title: Vice-President – Western Division